UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Effective on June 2, 2014, MSA Safety Incorporated (“MSA” or the “Company”) entered into a new $100 million master note facility (the “Facility”) with NYL Investors LLC (“New York Life”). The Facility is uncommitted and will, subject to the terms and conditions set forth therein, allow the Company to issue senior notes to New York Life or certain of New York Life’s affiliates from time to time during the three year issuance period ending June 2, 2017. The terms and conditions of each note, including interest rates and maturity dates, will be be agreed upon by the parties at the time of each note issuance. Notes issued under the Facility will be guaranteed by certain subsidiaries of the Company. The proceeds of any issuance under the Facility will be used for general corporate purposes, including working capital and capital expenditures, and/or to fund potential future acquisitions.
The Facility contains customary representations and warranties of the Company and New York Life. The Facility also contains customary events of default and certain covenants which will limit the Company’s ability beyond agreed upon thresholds, to, among other things (in each case, subject to certain agreed upon exceptions): (i) incur additional debt (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; (v) merge, consolidate, transfer, sell or lease all or substantially all of the Company’s assets; and (vi) make certain other fundamental changes. These covenants are subject to a number of important exceptions and qualifications set forth in the Facility.
The description of the Facility in this Form 8-K is a summary and is qualified in its entirety by the terms of the Facility. A copy of the Facility is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits
Exhibit Number	Description
4.1	Master Note Facility Agreement dated as of June 2, 2014, between MSA Safety Incorporated and NYL Investors LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: June 6, 2014